                                                                     EXHIBIT 3.1


                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                        CHICAGO MERCANTILE EXCHANGE INC.

         ARTICLE ONE: The name of the corporation is CHICAGO MERCANTILE EXCHANGE INC.

         ARTICLE TWO: The address of the corporation's registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

         ARTICLE THREE: The purpose of the corporation shall be to engage in any lawful act or activity for which corporations may be organized and incorporated under the General Corporation Law of the State of Delaware.

         ARTICLE FOUR: The total number of shares of all classes of capital stock which the corporation is authorized to issue is 110,004,892 shares which shall be divided into three classes as follows:

                  10,000,000 shares of Preferred Stock having a par value of $0.01 per share (the "PREFERRED STOCK"),

                  100,000,000 shares of Class A Common Stock having a par value of $0.01 per share (the "CLASS A COMMON STOCK"), and

                  4,892 shares of Class B Common Stock having a par value of $0.01 per share (the "CLASS B COMMON STOCK").

The term "COMMON STOCK" shall mean both the Class A Common Stock and the Class B Common Stock.

         The designations, voting powers, optional or other special rights and the qualifications, limitations or restrictions thereof, of the above classes shall be as follows:

                                   DIVISION A
                                 PREFERRED STOCK

         The rights, preferences and privileges and qualifications, limitations and restrictions granted to and imposed on the shares of Preferred Stock of the corporation shall be as set forth below in this Division A.

         Shares of Preferred Stock may be issued in one or more series at such time or times, and for such consideration or considerations, as the Board of Directors shall determine. The Board of Directors is hereby authorized to fix, state and establish, in the resolution or resolutions providing for the issuance of any wholly unissued series of Preferred Stock, the relative powers, rights, designations, preferences, qualifications, limitations and restrictions of such series in relation to any other series of Preferred Stock at the time outstanding. The Board of Directors is also expressly authorized to fix the number of shares of each such series, but not below the number of shares thereof then outstanding. The authority of the Board of Directors with respect to each series of Preferred Stock shall include (without limitation) the determination of the following:

                  (a) the dividend rate on the shares of such series, whether dividends shall be cumulative, and, if so, from which date or dates, and the rights of priority, if any, with respect to the payment of dividends on the shares of such series relative to other series of Preferred Stock or classes of stock;

                  (b) whether the shares of such series shall have voting rights (other than the voting rights provided by law) and, if so, the terms and extent of such voting rights;

                  (c) whether the shares of such series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate upon the occurrence of such events as the Board of Directors may prescribe;

                  (d) whether the shares of such series shall be subject to redemption by the corporation or at the request of the holder(s) thereof, and, if so, the terms and conditions of any such redemption;

                  (e) the rights of the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the rights of priority, if any, with respect to the distribution of assets on the shares of such series relative to other series of Preferred Stock or classes of stock; and

                  (f) any other preferences, privileges and powers, and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of such series, as the Board of Directors may deem advisable and as shall not be inconsistent with the provisions of this Certificate of Incorporation, as the same may be amended from time to time.

                                     * * * *

         Pursuant to the above stated authority, the Board of Directors has designated the following series of Preferred Stock:

         Pursuant to a Certificate of Designation filed on March 15, 2001:

                           RESOLVED, that pursuant to the authority vested in
                  the board of directors of the corporation by the Restated Certificate of Incorporation (the "Charter"), the Board of Directors does hereby create, authorize and provide for the issue of a series of Preferred Stock, par value $0.01 per share, of the corporation, to be designated "Series A Junior Participating Preferred Stock" (hereinafter referred to as the "Series A Preferred Stock"), initially consisting of 103,000 shares, and to the extent that the designations, powers, preferences and relative and other special rights and the qualifications, limitations or restrictions of the Series A Preferred Stock are not stated and expressed in the Charter, does hereby fix and herein state and express such designations, powers, preferences and relative and other special rights and the qualifications, limitations and restrictions thereof, as follows (all terms used herein which are defined in the Charter shall be deemed to have the meanings provided therein):

                           SECTION 1.  DESIGNATION AND AMOUNT.

                           The shares of such series shall be designated as
                  "Series A Junior Participating Preferred Stock" and the number of shares constituting such series shall be 103,000.

                           SECTION 2.  DIVIDENDS AND DISTRIBUTIONS.

                           (A) Subject to the prior and superior rights of the
                  holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first business day of January, April, July and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, plus 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Class A Common Stock, par value $0.01 per share (the "Class A Common Stock"), or a subdivision of the outstanding shares of Class A Common Stock (by reclassification or otherwise), declared on the Class A Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend

                  Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the corporation shall at any time after March 7, 2001 (the "Rights Declaration Date") (i) declare any dividend on Class A Class A Common Stock payable in shares of Class A Common Stock, (ii) subdivide the outstanding Class A Common Stock, or
                  (iii) combine the outstanding Class A Common Stock into a smaller number of shares, then in each case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Class A Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Class A Common Stock that were outstanding immediately prior to such event.

                           (B) The corporation shall declare a dividend or
                  distribution on the Series A Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Class A Common Stock (other than a dividend payable in shares of Class A Common Stock); PROVIDED, HOWEVER, that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior to and superior to the shares of Series A Preferred Stock with respect to dividends, a dividend of $.01 per share on the Series A Preferred Stock shall nevertheless by payable on such subsequent Quarterly Dividend Payment Date.

                           (C) Dividends shall begin to accrue and be cumulative
                  on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 60 days prior to the date fixed for the payment thereof.

                           SECTION 3.  VOTING RIGHTS.

                           The holders of shares of Series A Preferred Stock
                  shall have the following voting rights:

                           (A) Subject to the provision for adjustment
                  hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the corporation. In the event the corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Class A Common Stock payable in shares of Class A Common Stock, (ii) subdivide the outstanding Class A Common Stock, or (iii) combine the outstanding Class A Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Class A Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Class A Common Stock that were outstanding immediately prior to such event.

                           (B) Except as otherwise provided herein or by law,
                  the holders of shares of Series A Preferred Stock and the holders of shares of Class A Common Stock and the holders of the Class B Common Stock, par value $.01 per share (the "Class B Common Stock", with the Class A Common Stock and the Class B Common Stock together the "Common Stock") shall vote collectively as one class on all matters submitted to a vote of stockholders of the corporation.

                           (C) (i) If at any time dividends on any Series A Preferred Stock shall be in arrears in an amount equal to six (6) quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a "default period") which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Preferred Stock (including holders of the Series A Preferred Stock) with dividends in arrears in an amount equal to six
                           (6) quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect two (2) Directors.

                                    (ii) During any default period, such voting
                           right of the holders of Series A Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(C) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that such voting right shall not be exercised unless the holders of ten percent (10%) in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting rights. At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect Directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two
                           (2) Directors or, if such right is exercised at an annual meeting, to elect two (2) Directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or PARI PASSU with the Series A Preferred Stock.

                                    (iii) Unless the holders of Preferred Stock
                           shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of special meeting of the holders of Preferred Stock, which meeting shall thereupon be called by the Chairman of the Board, the President, a Vice President or the Secretary of the corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this paragraph (C)(iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him or her at his or her last address as the same appears on the books of the corporation. Such meeting shall be called for a time not earlier than 10 days and not later than 60 days after such order or request, or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding. Notwithstanding the provisions of this paragraph (C)(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the stockholders.

                                    (iv) In any default period, the holders of
                           Common Stock, and, if applicable, other classes of capital stock of the corporation, shall continue to be entitled to elect the whole number of Directors until the holders of Preferred Stock shall have exercised their right to elect two (2) Directors voting as a class, after the exercise of which right
                           (x) the Directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in paragraph (C)(ii) of this Section 3) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of capital stock which elected the Director whose office shall have become vacant. References in this paragraph (C) to Directors elected by the holders of a particular class of stock shall include Directors appointed by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

                                    (v) Immediately upon the expiration of a
                           default period, (x) the right of the holders of Preferred Stock as a class to elect Directors shall cease, (y) the term of any Directors elected by the holders of Preferred Stock as a class shall terminate, and (z) the number of Directors shall be such number as may be provided for in the restated certificate of incorporation or by-laws irrespective of any increase made pursuant to the provisions of paragraph (C)(ii) of this Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the restated certificate of incorporation or by-laws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors.

                           (D) Except as set forth herein, holders of Series A
                  Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

                           SECTION 4.  CERTAIN RESTRICTIONS.

                           (A) Whenever quarterly dividends or other dividends
                  or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the corporation shall not:

                                    (i) declare or pay dividends on, make any
                           other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of capital stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

                                    (ii) declare or pay dividends on or make any
                           other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                                    (iii) redeem or purchase or otherwise
                           acquire for consideration shares of any capital stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, provided that the corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any capital stock of the corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

                                    (iv) purchase or otherwise acquire for
                           consideration any shares of Series A Preferred Stock, or any shares of capital stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                           (B) The corporation shall not permit any subsidiary
                  of the corporation to purchase or otherwise acquire for consideration any shares of stock of the corporation unless the corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

                           SECTION 5.  REACQUIRED SHARES.

                           Any shares of Series A Preferred Stock purchased or
                  otherwise acquired by the corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

                           SECTION 6.  LIQUIDATION, DISSOLUTION OR WINDING UP.

                           (A) Upon any liquidation (voluntary or otherwise),
                  dissolution or winding up of the corporation, no distribution shall be made to the holders of shares of capital stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $1,000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Preferred Stock unless, prior thereto, the holders of both classes of Common Stock shall have received an amount per share on a Share
                  Equivalent Basis (as defined in the Charter) (the "Common Adjustment") equal to the quotient obtained by dividing
                  (i) the Series A Liquidation Preference by (ii) 1,000 (as appropriately adjusted as set forth in subparagraph (C) below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii), the "Adjustment Number"). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Preferred Stock and Common Stock, respectively, and the payment of liquidation preferences of all other shares of capital stock which rank prior to or on a parity with Series A Preferred Stock, holders of Series A Preferred Stock and holders of shares of both classes of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a Share Equivalent Basis, respectively.

                           (B) In the event, however, that there are not
                  sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, which rank on a parity with the Series A Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of both classes of Common Stock.

                           (C) In the event the corporation shall at any time
                  after the Rights Declaration Date (i) declare any dividend on Class A Common Stock payable in shares of Class A Common Stock, (ii) subdivide the outstanding Class A Common Stock, or
                  (iii) combine the outstanding Class A Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Class A Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Class A Common Stock that were outstanding immediately prior to such event.

                           SECTION 7.  CONSOLIDATION, MERGER, ETC.

                           In case the corporation shall enter into any
                  consolidation, merger, combination or other transaction in which the shares of Class A Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Preferred
                  Stock shall at the same time be similarly exchanged or changed into an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1,000 times the aggregate amount of capital stock, securities, cash and/or any other property (payable in kind), as the case may be, for which or into which each share of Class A Common Stock is exchanged or changed. In the event the corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Class
                  A Common Stock payable in shares of Class A Common Stock,
                  (ii) subdivide the outstanding Class A Common Stock, or
                  (iii) combine the outstanding Class A Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Class A Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Class A Common Stock that were outstanding immediately prior to such event.

                           SECTION 8.  NO REDEMPTION.

                           The shares of Series A Preferred Stock shall not be
                  redeemable.

                           SECTION 9.  RANKING.

                           The Series A Preferred Stock shall rank junior to all
                  other series of the corporation's Preferred Stock as to the payment of dividends and the distribution of assets, whether or not upon the dissolution, liquidation or winding up of the corporation, unless the terms of any such series shall provide otherwise.

                           SECTION 10.  AMENDMENT.

                           The Charter shall not be amended in any manner which
                  would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority of the outstanding shares of Series A Preferred Stock, voting separately as a class.

                           SECTION 11.  FRACTIONAL SHARES.

                           Series A Preferred Stock may be issued in fractions
                  of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock.

                                     * * * *

                                   DIVISION B
                                  COMMON STOCK

                        SUBDIVISION 1: GENERAL PROVISIONS

                  (1) DEFINITIONS. In addition to the terms defined elsewhere, the following terms shall have the respective meanings set forth below:

                           "ADDITIONAL COMMON SHARES" shall mean all shares of
                  Class A Common Stock issued (or, pursuant to Section 6(b), deemed to be issued) by the corporation after the Effectiveness Date, other than shares of Class A Common Stock issued or issuable at any time:

                                    (A) to officers, directors and employees of,
                           and consultants to, the corporation;

                                    (B) as a dividend or distribution on shares
                           of the Class B Common Stock;

                                    (C) pursuant to the conversion of shares of
                           the Series B-5 Stock; or

                                    (D) by way of dividend or other distribution
                           on Common Stock excluded from the definition of Additional Common Shares by the foregoing clauses
                           (A), (B), (C) or this clause (D).

                           "APPLICABLE EQUIVALENT AMOUNT" means (i) with respect
                  to shares of Class A Common Stock, one, (ii) with respect to shares of Series B-1 Stock, 1,800 (as adjusted from time to time in accordance with the provisions of Section 6 of this Division), (iii) with respect to shares of Series B-2 Stock, 1,200 (as adjusted from time to time in accordance with the provisions of Section 6 of this Division), (iv) with respect to shares of Series B-3 Stock, 600 (as adjusted from time to time in accordance with the provisions of Section 6 of this Division), (v) with respect to shares of Series B-4 Stock, 100 (as adjusted from time to time in accordance with the provisions of Section 6 of this Division), and (vi) with respect to shares of Series B-5 Stock, 10 (as adjusted from time to time in accordance with the provisions of Section 6 of this Division). For purposes of Section 6, the term "APPLICABLE EQUIVALENT AMOUNT" shall not include clause (i) of the preceding sentence, since no adjustment is to be made under that Section in respect of the Applicable Equivalent Amount for shares of Class A Common Stock.

                           "COMMITMENT TO MAINTAIN FLOOR TRADING" shall mean the
                  corporation's obligation, (i) as long as an open outcry market is "liquid," to maintain for such open outcry market a facility for conducting business, for the dissemination of price information, for clearing and delivery and (ii) to provide reasonable financial support (consistent with the calendar year 1999 budget levels established by Chicago Mercantile Exchange, an Illinois not-for-profit corporation) for technology, marketing and research for open outcry markets. If an open outcry market is not liquid, as determined by the Board of Directors, the Board may determine, in its sole discretion, whether such obligations will continue, and for how long, in respect of such market. For purposes of the foregoing, an open outcry market will be deemed "liquid" if it meets any of the following tests on a quarterly basis:

                                    (1) if a comparable exchange-traded product
                           exists, the open outcry market has maintained at least 30 percent of the average daily volume of such comparable product (including for calculation purposes, volume from Exchange-For-Physicals transactions in such open outcry market); or

                                    (2) if a comparable exchange-traded product
                           exists and the product trades exclusively by open outcry, the open outcry market has maintained at least 30 percent of the open interest of such comparable product; or

                                    (3) if no comparable exchange-traded product
                           exists, the open outcry market has maintained at least 40 percent of the average quarterly volume in that market as maintained by Chicago Mercantile Exchange, an Illinois not-for-profit corporation, in 1999 (including, for calculation purposes, volume from Exchange-For-Physicals transactions in such open outcry market); or

                                    (4) if no comparable exchange-traded product
                           exists and the product trades exclusively by open outcry, the open outcry market has maintained at least 40 percent of the average open interest in that market as maintained by Chicago Mercantile Exchange, an Illinois not-for-profit corporation, in 1999.

                           "CONVERTIBLE SECURITIES" shall mean any evidences of
                  indebtedness, shares or other securities convertible into or exchangeable for shares of Class A Common Stock.

                           "CORE RIGHTS" shall mean:

                                    (1) the divisional product allocation rules
                           applicable to each series of Class B Common Stock as set forth in the rules of the corporation;

                                    (2) the trading floor access rights and
                           privileges granted to
                           each series of Class B Common Stock, including the Commitment to Maintain Floor Trading;

                                    (3) the number of authorized and issued
                           shares of any series of Class B Common Stock; or

                                    (4) eligibility requirements for an
                           individual or entity to exercise any of the trading rights or privileges inherent in any series of Class B Common Stock.

                           "EFFECTIVENESS DATE" means the date of acceptance by
                  the Delaware Secretary of State of the filing of this Amended and Restated Certificate.

                           "FAIR MARKET VALUE" means (i) if shares of Class A
                  Common Stock are traded on a national securities exchange, the last sales or the average of the bid and asked prices (if no sale has taken place), as reported in the principal consolidated transaction reporting system with respect to such exchange, (ii) if shares of Class A Common Stock are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers Automated Quotation System or such other system then in use, or (iii) if neither clause
                  (i) or (ii) apply, as determined in good faith by the Board of Directors.

                           "OPTIONS" shall mean rights, options or warrants to
                  subscribe for, purchase or otherwise acquire either shares of Class A Common Stock or Convertible Securities.

                           "SHARE EQUIVALENT BASIS" means that (i) with respect
                  to participation in dividends, other distributions or liquidating distributions, a stockholder's participation therein is determined based upon the number of Class A Common Stock share equivalents that such stockholder's shares represent in relation to the total number of Class A Common Stock share equivalents that all stockholders' shares represent, and (ii) with respect to voting, a stockholder's aggregate votes available to be cast is determined based on the number of Class A Common Stock share equivalents that such stockholder's shares represent (with each whole share equivalent representing one vote and each fractional share equivalent representing an equivalent fractional vote). The number of Class A Common Stock share equivalents of a share of Class A Common Stock, Series B-1 Stock, Series B-2 Stock, Series B-3 Stock, Series B-4 Stock and Series B-5 Stock shall equal the Applicable Equivalent Amount for such stock.

                  (2) LIQUIDATION RIGHTS. Upon the liquidation, dissolution or winding up of the corporation, holders of Common Stock shall be entitled to receive any amounts available for distribution to holders of Common Stock after the payment of, or provision for, obligations of the corporation and any preferential amounts payable to holders of any outstanding shares of Preferred Stock. Such amounts as are available to the holders of Common Stock for distribution shall be distributed to such holders on a Share Equivalent Basis.

                       SUBDIVISION 2: CLASS A COMMON STOCK

         The rights, preferences and privileges, and qualifications, limitations and restrictions granted to and imposed on the shares of Class A Common Stock of the corporation shall be as set forth in Subdivision 1 and this Subdivision 2 of this Division B.

                  (1) DIVIDEND RIGHTS. Subject to any preferential or participatory rights of holders of any shares of Preferred Stock, the holders of shares of Class A Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of any assets of the corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors on shares of the outstanding Common Stock of the corporation, participating with the holders of the outstanding shares of the Class B Common Stock on a Share Equivalent Basis.

                  (2) VOTING RIGHTS. Each holder of shares of Class A Common Stock shall have the right to one vote for each share held on each matter for which the vote of the holders of the Class A Common Stock shall be required or considered to be necessary. Each holder of Class A Common Stock shall have the right, voting with the holders of the Class B Common Stock on a Share Equivalent Basis, to vote in the election of the Equity Directors (as defined below).

                  (3)      TRANSFER RESTRICTIONS.

                           (a) In the event that an IPO is completed prior to
                  March 1, 2002, then, except for IPO Shares, shares of Class A Common Stock shall be transferable during the indicated period only as provided below:

                                    (i) During the period commencing on the
                           Effectiveness Date and ending on the date occurring 180 days after the IPO Date, Restricted Class A Shares may only be transferred, conveyed, sold or otherwise disposed together with an associated share of Class B Common Stock.

                                    (ii) During the period commencing on the
                           181st day after the IPO Date and ending on the 360th day after the IPO Date, up to an additional twenty-five percent (25%) of the Restricted Class A Shares may be transferred, conveyed, sold or otherwise disposed; and any shares so permitted to be transferred shall not thereafter be subject to any restrictions under this Section 3 except for the restriction applicable to clearing members under subsection (d) of this Section 3; PROVIDED, HOWEVER, if the corporation shall give, on or before the 120th day after the

                           IPO Date, a Notice of Secondary Sale Opportunity, then (x) the corporation shall have until the 240th day after the IPO Date in order to complete the secondary sale contemplated in said notice, (y) no Restricted Class A Shares otherwise transferable as a result of this clause (ii) may be transferred during such period and (z)

                                            (A) if (x) the secondary sale is so
                                    completed on or before the 240th day after the IPO Date and (y) not less than the lesser of the Includible Shares or the number of shares requested to be included in such sale are sold, no Restricted Class A Shares (other than the shares sold in such secondary sale) may be transferred under this subsection (ii) or

                                            (B) if (x) the secondary sale is so
                                    completed on or before the 240th day after the IPO Date and (y) less than the lesser of the Includible Shares or the number of shares requested to be included in such sale are sold, a registered holder of Restricted Class A Shares shall be permitted to transfer free of the restrictions under this
                                    Section 3 (except for the restrictions
                                    applicable to clearing members under
                                    subsection (d) of this Section 3) the number of such holder's Includible Shares not sold in such secondary sale plus any Includible IPO Shares not sold in the IPO or

                                            (C) if the sale is not completed on
                                    or before the 240th day after the IPO Date, then during the period commencing on the 241st day after the IPO Date, this clause
                                    (ii) shall become operative without regard to the other provisions of this proviso; and any shares so permitted to be transferred, and any Includible IPO Shares not sold in the IPO, shall not thereafter be subject to any restrictions under this Section 3 except for the restriction applicable to clearing members under subsection (d) of this Section 3.

                           In addition, such holder may transfer, convey, sell or otherwise dispose of such holder's Class A Common Stock as described in clause (i) of this subsection
                           (a).

                                    (iii) During the period commencing on the
                           361st day after the IPO Date and ending on the 540th day after the IPO Date, up to an additional twenty-five percent (25%) of the Restricted Class A Shares may be transferred, conveyed, sold or otherwise disposed; and any shares so permitted to be transferred shall not thereafter be subject to any restrictions under this Section 3 except for the restriction applicable to clearing members under subsection (d) of this Section 3; PROVIDED,

                           HOWEVER, if the corporation shall give, on or before the 300th day after the IPO Date, a Notice of Secondary Sale Opportunity, then (x) the corporation shall have until the 420th day after the IPO Date in order to complete the secondary offering contemplated in said notice, (y) no Restricted Class A Shares otherwise transferable as a result of this clause
                           (iii) may be transferred during such period and (z)

                                            (A) if (x) the secondary sale is so
                                    completed on or before the 420th day after the IPO Date and (y) not less than the lesser of the Includible Shares or the number of shares requested to be included in such sale are sold, no Restricted Class A Shares (other than the shares sold in such secondary sale) may be transferred under this subsection (ii) or

                                            (B) if (x) the secondary sale is so
                                    completed on or before the 240th day after the IPO Date and (y) less than the lesser of the Includible Shares or the number of shares requested to be included in such sale are sold, a registered holder of Restricted Class A Shares shall be permitted to transfer free of the restrictions under this
                                    Section 3 (except for the restrictions
                                    applicable to clearing members under
                                    subsection (d) of this Section 3) the number of such holder's Includible Shares not sold in such secondary sale plus any Includible Shares not sold in any secondary sale under clause (ii) plus any Includible IPO Shares not sold in the IPO or

                                            (C) if the offering is not completed
                                    on or before the 420th day after the IPO
                                    Date, then during the period commencing on the 421st day after the IPO Date, this clause (iii) shall become effective without regard to the other provisions of this proviso; and any shares so permitted to be transferred, any Includible Shares not sold in any secondary sale under clause (ii) and any Includible IPO Shares not sold in the IPO, shall not thereafter be subject to any restrictions under this Section 3 except for the restriction applicable to clearing members under subsection (d) of this Section 3.

                           In addition, such holder may transfer, convey, sell or otherwise dispose of such holder's Class A Common Stock as described in clause (i) of this subsection
                           (a).

                                    (iv) On and after the 541st day after the
                           IPO Date, there shall be no restrictions applicable to Restricted Class A Shares under this Section 3 except for the restriction applicable to clearing members under subsection (d) of this Section 3.

                                    (v) Following each Notice of Secondary Sale
                           Opportunity, each holder of Restricted Class A Shares may elect to include such holder's Includible Shares in the secondary sales opportunity contemplated by such notice. In the event that the Board of Directors of the corporation determines in its sole discretion that holders have requested too few or too many shares to be included, the Board of Directors shall develop an appropriate mechanism in its sole discretion to allow the inclusion of more shares by holders desiring to do so, in the case of too few shares, or to reduce the number of shares to be included, in the case of too many shares. Nothing contained in this Section 3 shall require the corporation to complete any secondary sales opportunity described in a Notice of Secondary Sale Opportunity, it being understood that the decision at any time to proceed shall be made in the sole discretion of the Board of Directors and that the Board of Directors may abandon any such secondary sales opportunity at any time.

                           (b) If, and only if, an IPO is not completed prior to
                  March 1, 2002, then the provisions of subsection (a) of this
                  Section 3 shall cease to apply and shares of Class A Common Stock shall be transferable during the indicated period only as provided below:

                                    (i) During the period commencing on the
                           Effectiveness Date and ending on February 28, 2002, Restricted Class A Shares may only be transferred, conveyed, sold or otherwise disposed together with an associated share of Class B Common Stock.

                                    (ii) During the period commencing on March
                           1, 2002 and ending on May 31, 2002, up to twenty-five percent (25%) of the Restricted Class A Shares may be transferred, conveyed, sold or otherwise disposed; and any shares so permitted to be transferred shall not thereafter be subject to any restrictions under this Section 3 except for the restriction applicable to clearing members under subsection (d) of this
                           Section 3. In addition, such holder may transfer, convey, sell or otherwise dispose of such holder's Class A Common Stock as described in clause (i) of this subsection (b).

                                    (iii) During the period commencing on June
                           1, 2002 and ending on August 31, 2002, up to fifty percent (50%) of the Restricted Class A Shares may be transferred, conveyed, sold or otherwise disposed; and any shares so permitted to be transferred shall not thereafter be subject to any restrictions under this Section 3 except for the restriction applicable to clearing members under subsection (d) of this
                           Section 3. In addition, such holder may transfer, convey, sell or otherwise dispose of such holder's Class A Common Stock as described in clause (i) of this subsection (b).

                                    (iv) During the period commencing on
                           September 1, 2002 and ending on November 30, 2002, up to seventy-five percent (75%) of the Restricted Class A Shares may be transferred, conveyed, sold or otherwise disposed; and any shares so permitted to be transferred shall not thereafter be subject to any restrictions under this Section 3 except for the restriction applicable to clearing members under subsection (d) of this Section 3. In addition, such holder may transfer, convey, sell or otherwise dispose of such holder's Class A Common Stock as described in clause (i) of this subsection (b).

                                    (v) On and after December 1, 2002, there
                           shall be no restrictions applicable to Restricted Class A Shares under this Section 3 except for the restriction applicable to clearing members under subsection (d) of this Section 3.

                           (c) For purposes of this Section 3, the following
                  terms shall have the respective meanings set forth below:

                                    "INCLUDIBLE IPO SHARES" means, with respect
                           to a holder, the result obtained by multiplying such holder's Restricted Class A Shares by the aggregate percentage of the Restricted Class A Shares that the Board of Directors authorizes to be included in the secondary offering portion of the IPO.

                                    "INCLUDIBLE SHARES" means all Restricted
                           Class A Shares that, but for the delivery of a Notice of Secondary Sale Opportunity, would have become transferable free of the restrictions set forth under subsection (a) of this Section 3 in clause (ii) (if the Notice of Secondary Sale Opportunity is delivered pursuant to the proviso to that clause), clause (iii) (if the Notice of Secondary Sale Opportunity is delivered pursuant to the proviso to that clause), or clause (iv) (if the Notice of Secondary Sale Opportunity is delivered after the 421st day after the IPO Date).

                                    "IPO" shall mean a public offering of shares
                           of Class A Common Stock that has been underwritten by one or more nationally recognized underwriting firms and following which shares of the Class A Common Stock are listed on a securities exchange such as the NASDAQ National Market or the New York Stock Exchange.

                                    "IPO DATE" shall mean the date on which the
                           corporation shall receive proceeds from an IPO.

                                    "IPO SHARES" shall mean all shares of Class
                           A Common Stock sold in connection with an IPO by the corporation and, to the extent permitted by the Board of Directors, holders of Class A Common Stock.

                                    "NOTICE OF SECONDARY SALE OPPORTUNITY" means
                           a written notice given by the corporation to each then registered holder of Restricted Class A Shares to the effect that the corporation intends to guide a secondary sales opportunity, which may be a secondary offering of shares underwritten by one or more nationally recognized underwriting firms, a sale of shares to one or more purchasers in a limited offering or sales process, a repurchase of shares by the corporation or such other process or means as the Board of Directors may determine.

                                    "RESTRICTED CLASS A SHARES" shall mean all
                           issued and outstanding shares of Class A Common Stock other than (i) IPO Shares, (ii) any shares of Class A Common Stock released in whole or in part from such restrictions by action of the Board of Directors pursuant to subsection (e) of this Section 3 and
                           (iii) any shares of Class A Common Stock as to which the restrictions of this Section 3 have expired. For purposes of applying the percentages set forth in this Section 3, the number of shares shall be measured as of the Effectiveness Date and, in the case of any Restricted Class A Shares thereafter acquired, as of such subsequent acquisition date, and shall not in any event be reduced by any subsequent dispositions.

                           (d) Shares of Class A Common Stock owned by a
                  clearing member of the Chicago Mercantile Exchange shall at all times be subject to Rule 913, and any other applicable provisions, of the corporation's rules.

                           (e) Notwithstanding the foregoing provisions of this
                  Section 3, the Board of Directors may remove some or all of the foregoing restrictions on transfer if it determines, in its sole discretion, that such removal is appropriate.

                       SUBDIVISION 3: CLASS B COMMON STOCK

         The rights, preferences and privileges, and qualifications, limitations and restrictions granted to and imposed on the shares of Class B Common Stock of the corporation shall be as set forth in Subdivision 1 and this Subdivision 3 of this Division B.

                  (1) DESIGNATION AND NUMBER OF SHARES CONSTITUTING SERIES. Shares of the Class B Common Stock shall be issued in five series having the designations and consisting of the number of shares set forth below:

                  625 shares designated as "Class B Common Stock, Series B-1" (the "SERIES B-1 STOCK"),

                  813 shares designated as "Class B Common Stock, Series B-2"

                  (the "SERIES B-2 STOCK"),

                  1,287 shares designated as "Class B Common Stock, Series B-3" (the "SERIES B-3 STOCK"),

                  467 shares designated as "Class B Common Stock, Series B-4" (the "SERIES B-4 STOCK") and

                  1,700 shares designated as "Class B Common Stock, Series B-5" (the "SERIES B-5 STOCK").

                  (2) TRADING RIGHTS.

                           (a) SERIES B-1 STOCK. The holders of shares of the
                  Series B-1 Stock shall have the trading rights, including trading floor access rights and privileges, set forth in the corporation's by-laws and rules for its Chicago Mercantile Exchange Division Members.

                           (b) SERIES B-2 STOCK. The holders of shares of the
                  Series B-2 Stock shall have the trading rights, including trading floor access rights and privileges, set forth in the corporation's by-laws and rules for its International Monetary Market Division Members.

                           (c) SERIES B-3 STOCK. The holders of shares of the
                  Series B-3 Stock shall have the trading rights, including trading floor access rights and privileges, set forth in the corporation's by-laws and rules for its Index and Option Market Division Members.

                           (d) SERIES B-4 STOCK. The holders of shares of the
                  Series B-4 Stock shall have the trading rights, including trading floor access rights and privileges, set forth in the corporation's by-laws and rules for its Growth and Emerging Markets Division Members.

                           (e) SERIES B-5 STOCK. The holders of shares of the
                  Series B-5 Stock shall have the trading rights, including trading floor access rights and privileges, set forth in the corporation's by-laws and rules for holders of fractional interests in its Growth and Emerging Markets Division.

                  (3) DIVIDEND RIGHTS. Subject to any preferential or participatory rights of holders of any shares of Preferred Stock, the holders of shares of Class B Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of any assets of the corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors on shares of the outstanding Common Stock of the corporation, participating with the holders of the outstanding shares of the Class A Common Stock on a Share Equivalent Basis.

                  (4) VOTING RIGHTS. Holders of shares of Class B Common Stock shall have the following voting rights:

                           (a) ELECTION OF DIRECTORS.

                                    (i) CLASS B DIRECTORS. Holders of shares of
                           Series B-1 Stock shall have the sole right to elect the Series B-1 Directors (as defined below), and each holder of Series B-1 Stock shall have one vote per share held in any such election. Holders of shares of Series B-2 Stock shall have the sole right to elect the Series B-2 Directors (as defined below), and each holder of Series B-2 Stock shall have one vote per share held in any such election. Holders of shares of Series B-3 Stock shall have the sole right to elect the Series B-3 Director (as defined below), and each holder of Series B-3 Stock shall have one vote per share held in any such election.

                                    (ii) EQUITY DIRECTORS. Each holder of Class
                           B Common Stock shall have the right, voting with the holders of the Class A Common Stock on a Share Equivalent Basis, to vote in the election of the Equity Directors.

                           (b) CORE RIGHTS. Any change, amendment or
                  modification of the Core Rights shall be submitted to a vote of the holders of the Class B Common Stock for their consideration and approval. In any such vote, holders of Series B-1 Stock shall be entitled to six votes for each share of Series B-1 Stock held, holders of Series B-2 Stock shall be entitled to two votes for each share of Series B-2 Stock held, holders of Series B-3 Stock shall be entitled to one vote for each share of Series B-3 Stock held, holders of Series B-4 Stock shall be entitled to one-sixth vote for each share of Series B-4 Stock held and holders of Series B-5 Stock shall be entitled to one-sixtieth vote for each share of Series B-5 Stock held. Any such change, amendment or modification must receive a majority of the aggregate votes cast by the holders of the Class B Common Stock present (in person or by proxy) and voting in order to be approved.

                           (c) OTHER MATTERS. Holders of shares of Class B
                  Common Stock shall be entitled to vote on a Share Equivalent Basis on any matters not described in Sections 4(a) or (b) that require the approval of the holders of the Class B Common Stock, whether voting together with the holders of the Class A Common Stock or voting separately as a class.

                  (5) TRANSFER RESTRICTIONS. Shares of Class B Common Stock may be transferred at any time, subject to the following restrictions:

                           (a) No individual or entity may exercise any of the
                  trading rights in respect of a series of Class B Common Stock unless such individual or entity (i) satisfies the trading eligibility requirements specified for such series in the by-laws of the corporation and in any rules or regulations as the Board of Directors may provide and (ii) agrees to be bound by any rules or regulations as the Board of Directors may provide with respect to such series of Class B Common Stock.

                           (b) No lease of the trading privilege component of
                  any series of Class B Common Stock shall be valid and binding on the corporation unless and until (x) the lessee satisfies the trading eligibility requirements specified for such shares in the by-laws of the corporation and in any other rules or regulations as the Board of Directors may provide, and (y) such lease has been reported to the corporation.

                           (c) No person who has sold a share of any series of
                  Class B Common Stock shall be eligible to purchase another share of the same series of Class B common stock within six months of the closing of such sale, except as may be otherwise allowed under rules adopted by the Board of Directors.

                           (d) Any transfer, conveyance, sale or other
                  disposition of shares of Class B Common Stock shall be subject to (i) Rule 110, and any other applicable provisions, of the corporation's rules and (ii) Section 6.4, and any other applicable provisions, of the corporation's by-laws.

                  (6) ADJUSTMENTS TO APPLICABLE EQUIVALENT AMOUNTS FOR DILUTIVE ISSUES.

                           (a) NO ADJUSTMENT UNLESS ECONOMIC DILUTION. No
                  adjustment in the Applicable Equivalent Amount of any series of Class B Common Stock shall be made in respect of the issuance or deemed issuance of Additional Common Shares unless the consideration per share for an Additional Common Share issued or deemed to be issued by the corporation is less than the Fair Market Value of a share of Class A Common Stock on the date of such issue or deemed issue.

                           (b) DEEMED ISSUE OF ADDITIONAL COMMON SHARES.

                                    (1) OPTIONS AND CONVERTIBLE SECURITIES. In
                           the event the corporation, at any time or from time to time after the Effectiveness Date, shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Class A Common Stock (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Common Shares (except as otherwise provided in the definition thereof) issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that in any such case in which Additional Common

                           Shares are deemed to be issued:

                                            (A) no further adjustment in the
                                    Applicable Equivalent Amounts shall be made upon the subsequent issue of Convertible Securities or shares of Class A Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                                            (B) if such Options or Convertible
                                    Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the corporation, or in the number of shares of Class A Common Stock issuable upon the exercise, conversion or exchange thereof, the Applicable Equivalent Amounts computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

                                            (C) upon the expiration of any such
                                    Options or any rights of conversion or
                                    exchange under such Convertible Securities which shall not have been exercised, the Applicable Equivalent Amounts computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                                                     (I) in the case of
                                            Convertible Securities or Options
                                            for Class A Common Stock, the only
                                            Additional Common Shares issued were
                                            shares of Class A Common Stock, if
                                            any, actually issued upon the
                                            exercise of such Options or the
                                            conversion or exchange of such
                                            Convertible Securities and the
                                            consideration received therefor was
                                            the consideration actually received
                                            by the corporation for the issue of
                                            all such Options, whether or not
                                            exercised, plus the consideration
                                            actually received by the corporation
                                            upon such exercise, or for the issue
                                            of all such Convertible Securities
                                            which were actually converted or
                                            exchanged, plus the additional
                                            consideration, if any, actually
                                            received by the corporation upon
                                            such conversion or exchange, and

                                                     (II) in the case of Options
                                            for Convertible Securities, the only
                                            Convertible Securities issued were

                                            Convertible Securities, if any,
                                            actually issued upon the exercise of
                                            such Options, and the consideration
                                            received by the corporation for the
                                            Additional Common Shares deemed to
                                            have been issued was the
                                            consideration actually received by
                                            the corporation for the issue of all
                                            such Options, whether or not
                                            exercised, plus the consideration
                                            actually received by the corporation
                                            upon the issue of the Convertible
                                            Securities with respect to which
                                            such Options were actually
                                            exercised;

                                            (D) no readjustment pursuant to
                                    clause (B) or (C) above shall have the
                                    effect of reducing any Applicable Equivalent
                                    Amount to an amount which is less than the higher of (i) the such Applicable Equivalent Amount on the original adjustment date, or
                                    (ii) the Applicable Equivalent Amount that would have resulted from any issuance of Additional Common Shares between the original adjustment date and such readjustment for which no adjustment was originally made; and

                                            (E) in the case of any Options,
                                    which expire by their terms not more than 60 days after the date of issue thereof, no adjustment of the Applicable Equivalent Amount shall be made until the expiration or exercise of all such Options.

                                    (2) STOCK DIVIDENDS. In the event the
                           corporation, at any time or from time to time after the Effectiveness Date, shall declare or pay any dividend on shares of its capital stock payable in shares of Class A Common Stock, then and in any such event, Additional Common Shares (except as otherwise provided in the definition thereof) shall be deemed to have been issued immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend for purposes of adjusting the Applicable Equivalent Amounts; PROVIDED, HOWEVER, that if such record date is fixed and such dividend is not fully paid, the only Additional Common Shares deemed to have been issued will be the number of shares of Class A Common Stock actually issued in such dividend, and such shares will be deemed to have been issued as of the close of business on such record date, and such Applicable Equivalent Amounts shall be recomputed accordingly.

                           (c) ADJUSTMENT OF APPLICABLE EQUIVALENT AMOUNTS UPON
                  ISSUANCE OF ADDITIONAL COMMON SHARES. In the event the corporation shall issue Additional Common Shares (including Additional Common Shares deemed to be issued pursuant to
                  Section 6(b)) without consideration or for a consideration per share less than the Fair Market Value of a share of Class A Common Stock in effect immediately prior to such issue, then and in such event, the Applicable Equivalent Amounts shall be increased, concurrently with such issue, to amounts (calculated to the nearest one-tenth of a share) determined by multiplying each Applicable Equivalent Amount by a fraction, the numerator of which shall be the number of shares of Class A Common Stock outstanding immediately prior to such issue plus the number of such Additional Common Shares so issued and the denominator of which shall be the number of shares of Class A Common Stock outstanding immediately prior to such issue plus the number of shares of Class A Common Stock which the aggregate consideration received by the corporation for the total number of Additional Common Shares so issued would purchase at such Fair Market Value; PROVIDED that, for the purposes of this subsection (c), all shares of Class A Common Stock issuable upon exercise of outstanding Options, and conversion of outstanding Convertible Securities shall be deemed to be outstanding.

                           (d) DETERMINATION OF CONSIDERATION. For purposes of
                  this Section, the consideration received by the corporation for the issue of any Additional Common Shares shall be computed as follows:

                                    (1) CASH AND PROPERTY.  Such consideration
                           shall:

                                            (A) insofar as it consists of cash,
                                    be computed at the aggregate amount of cash received by the corporation excluding amounts paid or payable for accrued interest or accrued dividends;

                                            (B) insofar as it consists of
                                    property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                                            (C) in the event Additional Common
                                    Shares are issued together with other shares or securities or other assets of the corporation for the consideration so received, be computed as provided in clauses
                                    (A) and (B) above, as determined in good faith by the Board of Directors.

                                    (2) OPTIONS AND CONVERTIBLE SECURITIES. The
                           consideration per share received by the corporation for Additional Common Shares deemed to have been issued pursuant to Section 6(b)(1), relating to Options and Convertible Securities, shall be determined by dividing:

                                            (A) the total amount, if any,
                                    received or receivable by the corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

                                            (B) the maximum number of shares of
                                    Class A Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                                    (3) STOCK DIVIDENDS. Any Additional Common
                           Shares deemed to have been issued relating to stock dividends shall be deemed to have been issued for no consideration.

                  In the event that Additional Common Shares are proposed to be issued in connection with an acquisition or other transaction subject to certain conditions precedent, such that there will be a delay between the execution of the associated agreement and the consummation of the acquisition or transaction and the issuance of the Additional Common Shares, the value of the consideration to be received per share shall be compared to the Fair Market Value of a share of Class A Common Stock as of the date of execution of the associated agreement for the purposed of calculating any adjustments under this Section 6.

                           (e) ADJUSTMENTS FOR SUBDIVISIONS, COMBINATIONS OR
                  CONSOLIDATION OF COMMON STOCK. In the event the outstanding Class A Common Stock shall be subdivided (by stock split or otherwise) into a greater number of shares of Class A Common Stock, the Applicable Equivalent Amounts then in effect shall, concurrently with the effectiveness of such subdivision, be proportionately increased. In the event the outstanding Class A Common Stock shall be combined or consolidated (by reclassification or otherwise) into a lesser number of shares of Class A Common Stock, the Applicable Equivalent Amounts then in effect shall, concurrently with the effectiveness of such combination or consolidation, be proportionately decreased.

                           (f) NO IMPAIRMENT. The corporation will not, by
                  amendment of this Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Section by the corporation but will at all times in good faith assist in the carrying out of all the provisions of this Section.

                  (7) CONVERSION RIGHTS OF SERIES B-5.

                           (a) CONVERSION. Subject to and upon compliance with
                  the provisions of this Section 7, each holder of any shares of Series B-5 Stock shall have the right at such holder's option, at any time or from time to time prior to the close of business in Chicago, Illinois on April 18, 2001, to convert such shares of Series B-5 Stock into fully paid and nonassessable shares of Series B-4 Stock at the ratio of ten shares of Series B-5 Stock for each share of Series B-4 Stock to be received in conversion. Shares of Series B-5 Stock may be converted into Series B-4 Stock only in integral multiples of ten. No fractional shares of Series B-4 Stock will be issued upon conversion.

                           (b) MECHANICS OF CONVERSION. A holder of shares of
                  Series B-5 Stock may exercise the conversion right specified in Section 7(a) as to such holder's shares by surrendering to the corporation or any transfer agent of the corporation the certificate or certificates for the shares to be converted, accompanied by written notice stating that the holder elects to convert all of the shares represented thereby. Conversion shall be deemed to have been effected on the date when delivery of such written notice and share certificates is made, and such date is referred to herein as the Conversion Date. As promptly as practicable after the Conversion Date, the corporation shall issue and deliver to or upon the written order of such holder a certificate or certificates for the number of full shares of Series B-4 Stock to which such holder is entitled as a result of the exercise of such conversion right. The person in whose name the certificate or certificates for Series B-4 Stock are to be issued shall be deemed to have become a holder of record of such Series B-4 Stock on the applicable Conversion Date. After the initial issuance of shares of Series B-4 Stock on the Effectiveness Date pursuant to the recapitalization contemplated by Subdivision 4 of this Article, shares of Series B-4 Stock may only be issued upon the conversion pursuant to this Section 7 of shares of Series B-5 Stock.

                           (c) AUTOMATIC CONVERSION. Each share of Series B-5
                  Stock shall automatically be converted into ten shares of Class A Common Stock on April 19, 2001.

                           (d) STATUS OF CONVERTED SHARES. Shares of Series B-5
                  Stock that are converted into shares of Series B-4 Stock or shares of Class A Common Stock shall not be reissued.

         ARTICLE FIVE: (A) The initial Board of Directors shall consist of thirty-nine members. The terms of eighteen of the directors shall expire at the annual meeting of the stockholders held in April 2001, and the terms of the remaining twenty-one directors shall expire at the annual meeting of the stockholders held in April 2002.

         (B) At the annual meeting of stockholders held in April 2001, the size of the Board of Directors shall be reduced to thirty members and nine directors shall be elected to serve two-year terms as follows:

                  (1) Six directors shall be elected by the holders of Common Stock voting together as a single class on a Share Equivalent Basis from a Board-nominated slate of candidates nominated in accordance with the nominating provisions as provided in the corporation's bylaws;

                  (2) One director shall be elected by the holders of Series B-1 Stock;

                  (3) One director shall be elected by the holders of Series B-2 Stock; and

                  (4) One director shall be elected by the holders of Series B-3 Stock.

         (C) At the annual meeting of stockholders held in April 2002, the size of the Board of Directors shall be reduced to nineteen members and ten directors shall be elected to serve two-year terms as follows:

                  (1) Seven directors shall be elected by the holders of Common Stock voting together as a single class on a Share Equivalent Basis from a Board-nominated slate of candidates nominated in accordance with the nominating provisions provided in the corporation's bylaws.

                  (2) Two directors shall be elected by the holders of Series B-1 Stock; and

                  (3) One director shall be elected by the holders of Series B-2 Stock.

The directors elected as provided in Sections (B)(1) and (C)(1) are referred to as the "EQUITY DIRECTORS;" the directors elected as provided in Sections (B)(2) and (C)(2) are referred to as the "SERIES B-1 DIRECTORS;" the directors elected as provided in Sections (B)(3) and (C)(3) are referred to as the "SERIES B-2 DIRECTORS;" and the director elected as provided in Section (B)(4) is referred to as the "SERIES B-3 DIRECTOR." The Equity Directors shall include persons fulfilling the requirements of any regulatory authority having jurisdiction over the corporation.

         (D) At each succeeding annual meeting of stockholders, the successors of the Series B-1 Directors, the Series B-2 Directors, any Series B-3 Director and the Equity Directors whose terms expire at that meeting shall be elected by the holders of the Series B-1 Stock, the Series B-2 Stock, the Series B-3 Stock, and the Common Stock voting as a single class on a Share Equivalent Basis, respectively. The directors so elected shall be elected for a term expiring at the annual meeting of stockholders held in the second year following the year of their election, and until their successors are duly elected and qualified and have accepted office, subject to death, resignation or removal from office. Any vacancy occurring in a directorship may be filled by the Board of Directors; PROVIDED, HOWEVER, that any vacancy occurring with respect to a Series B-1 Director, a Series B-2 Director or a Series B-3 Director shall be filled from the candidates who lost for such position from the most recent election, with the candidates being selected to fill such vacancy in the order of the aggregate number of votes received in such previous election. Any persons so elected shall serve for the remaining term of his or her predecessor in office.

         (E) No person shall be eligible for election as a Series B-1 Director, a Series B-2 Director or a Series B-3 Director unless he or she shall own, or be recognized under rules adopted by the Board of Directors as a permitted transferee (other than temporary lease-type transfers) of, at least one share of the series of Class B Common Stock entitled to elect such director.

         (F) Any director may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least two-thirds of the voting power of the shares entitled to elect such person as a director under this Article.

         ARTICLE SIX: The Board of Directors is hereby authorized to create and issue, whether or not in connection with the issuance and sale of any of its stock or other securities or property, rights entitling the holders thereof to purchase from the corporation shares of Preferred Stock, Class A Common Stock or securities of any other corporation. The times at which and the terms upon which such rights are to be issued will be determined by the Board of Directors and set forth in the contracts or instruments that evidence such rights. The authority of the Board of

Directors with respect to such rights shall include, without limitation, determination of the following:

                  (A) The initial purchase price per share or other unit of the stock or other securities or property to be purchased upon exercise of such rights;

                  (B) Provisions relating to the times at which and the circumstances under which such rights may be exercised or sold or otherwise transferred, either together with or separately from, any other stock or other securities of the corporation;

                  (C) Provisions which adjust the number or exercise price of such rights or amount or nature of the stock or other securities or property receivable upon exercise of such rights in the event of a combination, split or recapitalization of any stock of the corporation, a change in ownership of the corporation's stock or other securities or a reorganization, merger, consolidation, sale of assets or other occurrence relating to the corporation or any stock of the corporation, and provisions restricting the ability of the corporation to enter into any such transaction absent an assumption by the other party or parties thereto of the obligations of the corporation under such rights;

                  (D) Provisions which deny the holder of a specified percentage of the outstanding stock or other securities of the corporation the right to exercise such rights and/or cause the rights held by such holder to become void;

                  (E) Provisions which permit the corporation to redeem or to exchange such rights; and

                  (F) The appointment of a rights agent with respect to such rights.

         ARTICLE SEVEN: (A) In furtherance of and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized and empowered to adopt, amend, or repeal the bylaws of the corporation, PROVIDED, HOWEVER, that the bylaws may also be altered, amended, or repealed by the affirmative vote of the holders of two-thirds of the voting power of the then outstanding Common Stock, voting together as a single class on a Share Equivalent Basis.

         (B) Unless and except to the extent that the by-laws of the corporation shall so require, the election of directors of the corporation need not be by written ballot.

         ARTICLE EIGHT: No stockholder shall have any preemptive right to subscribe to an additional issue of any class or series of the corporation's capital stock or to any securities of the corporation convertible into such stock.

         ARTICLE NINE: Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of at least two-thirds of the voting power of the then outstanding Common Stock, voting together as a single class on a Share Equivalent Basis, shall be required to amend, repeal, or adopt any provisions inconsistent with paragraph (F) of Article Five or Articles Six, Nine, Ten, Eleven, Twelve, Thirteen or Fourteen of this

Certificate of Incorporation.

         ARTICLE TEN: No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. Any amendment or repeal of this Article by the stockholders shall not adversely affect any right or protection of a director of the corporation existing hereunder in respect of any act or omission occurring prior to such amendment or repeal.

         ARTICLE ELEVEN: The corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, have the power to indemnify any and all persons whom it shall have the power to indemnify under said Section from and against any and all expenses, liabilities or other matters referred to in or covered by said Section, and the power provided for herein shall not be deemed exclusive of any other right to which those indemnified may be entitled under any bylaw, agreement, or vote of stockholders, disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

         ARTICLE TWELVE: In furtherance and not in limitation of the powers conferred by law or in this Certificate of Incorporation, the Board of Directors (and any committee of the Board of Directors) is expressly authorized, to the extent permitted by law, to take such action or actions as the Board of Directors or such committee may determine to be reasonably necessary or desirable to (A) encourage any individual, limited partnership, general partnership, corporation or other firm or entity (a "PERSON") to enter into negotiations with the Board of Directors and management of the corporation with respect to any transaction which may result in a change in control of the corporation which is proposed or initiated by such person or (B) contest or oppose any such transaction which the Board of Directors or such committee determines to be unfair, abusive or otherwise undesirable with respect to the corporation and its business, assets or properties or the stockholders of the corporation, including, without limitation, the adoption of such plans or the issuance of such rights, options, capital stock, notes, debentures or other evidences of indebtedness or other securities of the corporation, which rights, options, capital stock, notes, debentures or other evidences of indebtedness and other securities (i) may be exchangeable for or convertible into cash or other securities on such terms and conditions as may be determined by the Board of Directors or such committee and (ii) may provide for the treatment of any holder or class of holders thereof designated by the Board of Directors or any such committee in respect of the terms, conditions, provisions and rights of such securities which is different from, and unequal to, the terms, conditions, provisions and rights applicable to all other holders thereof.

         ARTICLE THIRTEEN: No action required to, or which may, be taken at an annual or special meeting of stockholders of the corporation may be taken without a meeting, and the power of the stockholders of the corporation to act by written consent, whether pursuant to

Section 228 of the General Corporation Law or otherwise, is specifically denied.

         ARTICLE FOURTEEN: Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by this Certificate of Incorporation, may be called by the Chairman of the Board, in his discretion, and shall be called by the Chairman of the Board or the Secretary at the request in writing of a majority of the directors then holding office. Any such written request shall state the purpose or purposes of the proposed meeting.